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         		THE SHERWOOD GROUP, INC.	           EXHIBIT 11
                  	    AND SUBSIDIARIES		      ----------

                COMPUTATION OF NET INCOME PER COMMON SHARE

					                              Three Months Ended February 28,
					                             --------------------------------
					                                     1995	      	1994
		              	                  	-------------      ------------
Common stock and common stock equivalents:
  Average common stock outstanding	    12,492,537 	      12,589,987
  Average common stock equivalents
    issuable under stock options	       1,074,907         1,268,385
					                                -------------      ------------
Total average common stock and common
  stock equivalents used for earnings
  per share computation		           	  13,567,444 	      13,858,372
					                                =============      ============


Income:

    Net income 			                  	 $ 4,268,851 	  $  3,841,735
				                               ==============       ============

Income per common and common
   equivalent share (a):<F1>

    Net income 			                  	  $     0.31 	    $     0.28
				                                =============        ===========











<F1>(a) For presentation purposes, primary and fully diluted are identical.

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           		  THE SHERWOOD GROUP, INC.	       EXHIBIT 11
                    AND SUBSIDIARIES	         	----------

          COMPUTATION OF NET INCOME PER COMMON SHARE

                             					Nine Months Ended February 28,
					                            -------------------------------
					                                     1995	        1994
					                             --------------     -------------
Common stock and common stock equivalents:
  Average common stock outstanding	    12,581,903 	    12,664,125
  Average common stock equivalents
    issuable under stock options  	     1,096,545 	     1,216,870
					                               -------------      ------------
Total average common stock and common
  stock equivalents used for earnings per
  share computation			                 13,678,448 	    13,880,995
					                                 ===========      ===========


Income:

    Net income 			                  $  10,260,783 	  $ 13,476,974
				                                 =============   =============

Income per common and common
   equivalent share (a):<F1>

    Net income 		                  	 	$      0.75 	     $	  0.97
					                                ============        ============








<F1>(a) For presentation purposes, primary and fully diluted are identical.

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